Exhibit 10.2

Dorchester Minerals Management GP LLC

3838 Oak Lawn Ave, Suite 300

Dallas, TX 75219

October 15, 2024

VIA EMAIL

F. Damon Box

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RE:         Confidentiality

Dear Mr. Box:

We are delighted that you have been designated to serve as a member of the Board of Managers of Dorchester Minerals Management GP LLC, a Delaware limited liability company (the “Company” and collectively with the other entities described on Annex A, the “Partnership Parties”). In connection with you becoming a manager of the Company, you will have access to certain confidential or proprietary information or trade secrets of or relating to the Partnership Parties, including, without limitation, information with respect to property ownership, operations, processes, protocols, strategies, opportunities, business practices, finances, contractual relationships, regulatory status and compensation paid to employees or other terms of employment of the Partnership Parties, as well as proceedings and discussions of the Board of Managers (collectively, “Proprietary Information”).

By your signature below, you agree that, except as provided in this Letter Agreement, you will maintain in confidence and will not, directly or indirectly, use, disseminate, disclose or publish, for your benefit or the benefit of any person, firm, corporation or other entity, Proprietary Information that you receive on or after the date hereof, or deliver to any person, firm, corporation or other entity, any document, record, notebook, computer program or similar repository containing any such Proprietary Information. You agree that the Proprietary Information is and shall remain the property of the Partnership Parties and that you are not allowed to sell, license or otherwise exploit information that embodies in whole or in part any Proprietary Information.

Proprietary Information does not include information that (a) is or becomes known publicly through no fault of yours, (b) you have learned from a third party who you believe in good faith is entitled to disclose it, (c) is already known to you before disclosure by a Partnership Party, or (d) is independently developed by you without the use of or reliance on Proprietary Information.

Your obligation to maintain and not use, disseminate, disclose or publish, for your benefit or the benefit of any person, firm, corporation or other entity, any Proprietary Information will continue so long as such Proprietary Information is not, or has not by legitimate means become, generally known and in the public domain (other than by means of your direct or indirect disclosure of such Proprietary Information) and continues to be maintained as Proprietary Information by the Partnership Parties.

You acknowledge that you are aware that provisions of the United States federal securities laws and other applicable securities laws may restrict any person who has material nonpublic information about a company or any of its affiliates from purchasing or selling securities of such company or any of its affiliates, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is reasonably likely to purchase or sell such securities. You acknowledge and agree that you understand such laws as they relate to the securities of Dorchester Minerals, L.P. and the Proprietary Information.

F. Damon Box

October 15, 2024

If for any reason you cease to be a manager of the Company, or upon the request of any Partnership Party, you agree to promptly deliver to the Company all Proprietary Information (whether physical or electronic), including all correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents produced using Proprietary Information or concerning the business plans, strategies or processes of any Partnership Party.

Nothing contained in this Letter Agreement prevents you from disclosing Proprietary Information to (a) managers, officers, accountants and counsel of any Partnership Party and (b) your counsel who needs to review the Letter Agreement to advise you and who is subject to confidentiality obligations no less protective than provided under this Letter Agreement.

You may respond to a lawful and valid subpoena or other legal process, but you shall give the Partnership Parties the earliest possible notice thereof, and shall, as much in advance of the return date as possible, make available to the Partnership Parties and their counsel the documents and other information sought, and shall assist such counsel in resisting or otherwise responding to such process.

You acknowledge and agree that due to the unique nature of the Proprietary Information, any breach of this Letter Agreement may cause irreparable harm to the Partnership Parties for which damages may not be an adequate remedy and that the Partnership Parties shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any such breach, and you further agree to waive any requirement for the securing or posting of any bond in connection with such remedy; provided that nothing in this Letter Agreement shall waive or prohibit any party hereto from seeking or enforcing any other remedies available in law or equity in the event of a breach or threatened breach of this Letter Agreement. Such a remedy shall not be deemed to be the exclusive remedy for breach of this Letter Agreement but shall be in addition to all other remedies available at law or equity to the Partnership Parties. No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any exercise of any right, power or privilege hereunder. Each Partnership Party is an express third-party beneficiary of this Letter Agreement, with the power to enforce it, as if it were an original party hereto.

This Letter Agreement shall be governed and construed under the laws of the State of Delaware, without regard to conflict-of-laws principles or provisions thereof.

If you are in agreement with the terms and conditions set forth in this Letter Agreement, please sign and date below and return one copy of this Letter Agreement to Dorchester Minerals Management GP, LLC, c/o Casey McManemin at cmcmanemin@dmlp.net, with a copy to Bradley J. Ehrman at behrman@dmlp.net.

Sincerely, /s/ William Casey McManemin William Casey McManemin Chairman of the Board of Managers, on behalf of the Company

F. Damon Box

October 15, 2024

AGREED AND ACKNOWLEDGED:

/s/ F. Damon Box	10/15/2024
F. Damon Box	Date

F. Damon Box

October 15, 2024

ANNEX A

PARTNERSHIP PARTIES

Dorchester Minerals Management GP LLC, a Delaware limited liability company

Dorchester Minerals Management LP, a Delaware limited partnership

Dorchester Minerals Operating GP LLC, a Delaware limited liability company

Dorchester Minerals Operating LP, a Delaware limited partnership

Dorchester Minerals, L.P., a Delaware limited partnership

All current and future direct and indirect subsidiaries of Dorchester Minerals, L.P.

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